Exhibit 10.2

Stock Option Agreement

LINE Corporation (the “Company”) and [                    ] (the “Allottee”) shall conclude the following agreement (this “Agreement”) concerning the allotment of the         th LINE Corporation Stock Options (the “Stock Options”) that are to be issued as stock options pursuant to Articles 236 and 238 of the Companies Act of Japan (Kaisha-hou), the resolution of the Extraordinary Shareholders’ Meeting of the Company held on [date], and the resolution of the Board of Directors of the Company dated [date].

Article 1    (Allotment of the Stock Options)

The Company shall allot to the Allottee [    ] Stock Options, as provided in the provisions of the following items, and the Allottee shall accept the allotment on [date].

(1)	Class and number of shares covered by the Stock Options:

The class of shares underlying the Stock Options shall be the Company’s common stock and the number of shares covered by each Stock Option shall be five hundred (500) shares (the “Number of Granted Shares”).

(2)	Amount to be paid in exchange for the Stock Options:

The Allottee shall not be required to make any payment for the Stock Options.

(3)	Value of property to be contributed upon exercise of the Stock Options:

The value of property to be contributed upon exercise of each Stock Option shall be the amount obtained by multiplying              yen (the “Exercise Price”), which is the amount to be paid in for one (1) share that may be received through the exercise of the Stock Options, by the Number of Granted Shares.

(4)	Other details and conditions of the Stock Options shall be set forth in the Exhibit “LINE Corporation th Terms and Conditions of Issuance of Stock Options” (the “Terms and Conditions of Issuance of Stock Options”), and the shares may be received upon the exercise of the Stock Options in accordance with the matters resolved for this purpose at the Shareholders’ Meeting under Article 238, paragraph 1 of the Companies Act of Japan.

Article 2    (Process of and Restrictions on the Exercise of the Stock Options)

1	The Allottee may exercise all or part of the Stock Options that are allotted. However, the Allottee may not split and exercise one (1) Stock Option.

2	Notwithstanding the preceding Paragraph, the Allottee shall not exercise the Stock Options in the event that the total amount of the Exercise Price to be paid upon the exercise of the Stock Options amounts to more than 12,000,000 yen per year (meaning the period on and from January 1 through to December 31 of each year); provided, however, that if the amount stipulated in Article 29-2, paragraph 1, item (2) of the Act on Special Measures Concerning Taxation of Japan is amended, the above 12,000,000 yen amount shall be amended and replaced by such amended amount, and the amendment of the said amount shall become effective as of the effective date of such amendment of the Act on Special Measures Concerning Taxation of Japan.

3	The Allottee may exercise the Stock Options only from [date] to [date] (the “Exercise Period”). If the last day of the Exercise Period falls on a holiday of the Company or of LINE Plus Corporation, the Exercise Period will end on the business day immediately preceding such day.

4	When the Allottee exercises the Stock Options, the Allottee shall submit a Request Form For Exercise of Stock Options (the “Request Form”) specified by the Company, on which the Allottee has entered any necessary matters and affixed its name or seal, to the HR Team of LINE Plus Corporation or any department responsible for such affairs from time to time.

5	When submitting the Request Form, the Allottee shall, by the time specified by the Company, pay in cash the total amount obtained by multiplying the value of the property to be contributed upon the exercise of each Stock Option by the number of exercised Stock Options, in accordance with Article 281, paragraph 1 of the Companies Act of Japan, to the account designated by the Company in Clause 16 of the Terms and Conditions of Issuance of Stock Options as the place of payment. The Allottee shall remit Japanese yen to the account designated by the Company and bear the bank transfer fees and remittance charges.

6	The Allottee shall, prior to the exercise of the Stock Options under Paragraphs 4 and 5, open a book-entry account for shares under the Allottee’s name in the manner prescribed by the Company and at the office of the financial instruments business operator designated by the Company, and shall (i) register or record the shares in the account book for the book-entry account for shares or (ii) entrust the financial instruments business operator to keep the shares. The Allottee shall bear the costs of opening and maintaining the book-entry account for shares.

7	The exercise of the Stock Options shall be effective at the time when (i) the Company accepts, pursuant to the provisions of this Article 2, the Request Form and other documents relevant to the exercise by the Allottee, and (ii) the money equivalent to the total amount to be paid in for the Stock Options that the Allottee intends to exercise is paid in to the place for payment.

8	With respect to the shares allotted to the Allottee upon the exercise of the Stock Options, the Company shall deliver the shares to the Allottee by transferring the shares to the Allottee’s book-entry account for shares as provided in Paragraph 6 after confirming that the Alottee has completed the payment of the total amount to be paid upon the exercise of the relevant Stock Options and submitted a Request Form for the exercise of the Stock Options. Upon delivery of the shares, the Allottee shall deposit the shares in the book-entry account for shares. In the event that the Allottee exercises the Stock Options after the date 4 business days prior to the record date (Article 124, paragraph 1 of the Companies Act of Japan; the same shall apply hereinafter), the Allottee may not hold the Company liable for damages even if the Allottee does not acquire the shareholder’s rights on the record date due to the increase of treasury shares granted by the Company being recorded in the Book-Entry Transfer System after the record date.

9	The Allottee may not cancel the exercise of the Stock Options without the Company’s approval after submitting the Request Form and other necessary documents under Paragraph 4 and making the remittance under Paragraph 5 of this Article.

10	Notwithstanding the Terms and Conditions of Issuance of Stock Options and the provisions of this Agreement, the Allottee shall or shall not exercise the Stock Options pursuant to the Company’s request if the exercise or non-exercise of the Stock Options will have any adverse effect on the Company’s common stocks being listed on any financial instruments exchange located in Japan or abroad.

Article 3    (Events of Forfeiture of Stock Options)

If any of the following events occur, the Allottee shall not be permitted to exercise any unexercised Stock Options on and after the date the event occurs and shall waive all unexercised Stock Options on that date:

(1)	the Allottee is sentenced to imprisonment;

(2)	the Allottee loses its position as a director, corporate auditor, officer, employee or any other similar position of the Company or the Company’s affiliated companies (as defined in the Ordinance on Terminology, Forms, and Preparation Methods of Financial Statements in Japan; the same shall apply hereinafter). However, the foregoing shall not apply in the event that the Board of Directors of the Company approves the retention and the exercise of the Stock Options of the Allottee in advance;

(3)	the Board of Directors of the Company determines that the Allottee caused or will cause loss or damage to the reputation and credit of the Company or the Company’s affiliated companies, or the Board of Directors of the Company determines that the Allottee shall not be permitted to exercise the Stock Options for any reason;

(4)	the Allottee applies for waiver of all or part of the Stock Options by submitting a form provided by the Company;

(5)	the Allottee breaches this Agreement or the pledge separately specified by the Company;

(6)	a ruling is made against the Allottee for commencement of guardianship, curatorship or assistance;

(7)	a ruling is made against the Allottee for commencement of bankruptcy procedures or civil rehabilitation procedures; or

(8)	any change of the terms and conditions of the Stock Options becomes required by applicable foreign laws that is not acceptable in light of the resolution of the Extraordinary Shareholders’ Meeting of the Company held on February 5, 2014, any applicable Japanese law and the purpose of the Stock Options.

Article 4    (Prohibition of Disposition of Stock Options)

Notwithstanding Clause 8 of the Terms and Conditions of Issuance of Stock Options, the Allottee may not transfer, create a security interest over, advance, bequest or otherwise dispose of all or part of the Stock Options.

Article 5    (Exercise of Stock Options by Successors)

1	In the event that the Allottee passed away and the Board of Directors of the Company approves the exercise of the Stock Options by the Allottee’s heirs, the heirs will acquire the Stock Options. However, the person who inherits all of the Stock Options (the “Successor of Rights”) may exercise the Stock Options only if the Successor of Rights is limited to one person among the Allottee’s heirs and complies with this Article 5. In the event that the Allottee passed away and has no heirs, all unexercised Stock Options shall be deemed to be waived at the time of his/her death.

2	The Successor of Rights may exercise the Stock Options only for 1 year from the date on which the Successor of Rights inherits the Stock Options in accordance with Japanese or applicable foreign laws. However, such exercise shall be completed within the Exercise Period stipulated in Paragraph 3, Article 2 of this Agreement.

3	The Successor of Rights shall submit all of the following items in the form specified by the Company without delay following the commencement of succession (one year from the date of the commencement of succession, at the latest).

(1)	Succession commencement date;

(2)	The details and date of the legacy division conference regarding the Stock Options;

(3)	The name and address of the Successor of Rights; and

(4)	Other matters specified by the Company.

4	When submitting the notification prescribed in the preceding Paragraph, a copy of the nullified family register, legacy division agreement, certificate of seal-impression of the Successor of Rights, certificate of the name and address of the Successor of Rights, and other documentation specified or reasonably requested by the Company shall be attached to the notification.

5	If there is a change in any of the matters set forth in Item (3), Paragraph 3 of this Article, the Successor of Rights shall immediately provide notice in the form specified by the Company.

6	In the event that the Successor of Rights does not exercise the Stock Options by the date stipulated in Paragraph 2 of this Article or does not submit the forms stipulated in Paragraph 3 of this Article by one year from the date of the commencement of succession, or the Successor of Rights dies, the Successor of Rights may not exercise the Stock Options after such date and all of the unexercised Stock Options will be waived.

7	After the commencement of succession, this Agreement shall apply to the Successor of Rights and he/she shall be deemed to be the Allottee.

Article 6    (Compliance with Applicable Laws and Internal Rules)

When the Allottee exercises the Stock Options, sells the shares acquired upon the exercise of the Stock Options, and purchases the shares before and after the above sale, the Allottee shall comply with the Financial Instruments and Exchange Act of Japan (kinnyu shouhinn torhikihi-hou), including the insider trading regulations, the Companies Act of Japan, tax laws and other relevant laws, regulations and ordinances, and the Company’s internal (management) rules including rules concerning the prevention of insider trading.

Article 7    (Demand for Purchase of Share Options)

The Allottee hereby covenants not to exercise the Share Option Purchase Demand right stipulated in Articles 118, 777, 787, and 808 of the Companies Act of Japan under any circumstances.

Article 8    (Waiver of Right to Claim Compensation for Damages, etc.)

The Allottee may not, under any circumstances or for any reason, hold the Company or the Company’s directors, corporate auditors, employees and their agents liable for compensation for losses, damages, expenses, or any other liabilities in relation to this Agreement.

Article 9    (Taxes and Expenses)

1	The Allottee hereby acknowledges and confirms that if the Allottee does not comply with any procedure required under Article 29-2 of the Act on Special Measures Concerning Taxation of Japan; Article 19-3 of the Order for Enforcement of the Act on Special Measures Concerning Taxation of Japan; and other relevant laws and ordinances, the tax exemption provided under these laws and ordinances shall no longer be available for economic profits obtained by the Allottee in connection with this Agreement.

2	The Allottee shall pay, at its own responsibility, (i) the income tax and any other taxes and public charges imposed as a result of the allotment and exercise of the Stock Options and sale of the Company’s shares acquired upon the exercise of the Stock Options, (ii) the expenses necessary for holding the shares acquired by the Allottee upon the exercise of the Stock Options and (iii) any other expenses.

3	If income tax is imposed on the Allottee for benefits acquired in connection with the exercise of the Stock Options, and the Company is obliged to withhold the income tax, the Allottee shall, pursuant to the Company’s request, pay in the amount of the withholding tax to the bank account designated by the Company by the date and time specified by the Company.

Article 10    (Purpose of Use of Personal Information, etc.)

1	Company shall use the personal information of the Allottee provided under this Agreement and that required with regard to the Stock Options only to the extent required to achieve the following purposes of use and in accordance with Private Information Protection Law of Japan and other relevant laws and regulations:

(1)	the exercise of rights and the performance of duties arising from the Stock Options, this Agreement, and relevant agreements and rules (including laws and ordinances);

(2)	compliance with the Companies Act of Japan, the Financial Instruments and Exchange Act, tax laws, and other laws and ordinances;

(3)	the management of the Stock Options and its holders (including creation of data on the Stock Options and its holders); and

(4)	disclosure to directors of tax offices and other government organizations, financial instruments exchanges, the Financial Instruments Firms Association, the administrator of the shareholders register, and other third parties when necessary for the exercise of the Stock Options and other purposes contemplated by this Agreement in accordance with tax laws and other laws, ordinances, and regulations (including, but not limited to, regulations of financial instrument exchanges), etc. it includes public disclosure but is not limited to it.

2	The Allottee consents to the disclosure of his/her personal information to the third parties listed in Item (4), Paragraph 1 of this Article.

3	The Allottee shall not disclose any information with regard to the Stock Options and this Agreement to any third parties, except in the case of obtaining the Company’s written consent to such disclosure in advance.

Article 11    (Method for Declaration of Intent and Notifications)

1	Declarations of intent and notifications by the Company shall be sent to the Allottee in accordance with the following methods.

(1)	If the Allottee holds a position as a director, corporate auditor, officer, or employee of the Company or the Company’s affiliated companies, the Company shall deliver documents directly to the Allottee, send documents to the address of the Allottee, or send e-mails or use other electronic means.

(2)	If the Allottee is no longer a director, corporate auditor, officer, or employee of the Company or the Company’s affiliated companies, the Allottee shall notify the Company of its address and contact address, and the Company shall send documents to the notified address of the Allottee or send e-mails or use other electronic means to the notified contact address of the Allottee. The same shall apply when the Allottee changes its address or contact address. If the Allottee does not notify the Company of its address or contact address, the address of the Allottee at the time of the loss of his/her position shall be deemed to be the address of the Allottee after the loss of his/her position.

2	The Company may have LINE Plus Corporation notify the Allottee on its behalf using any of the methods stipulated in the above items of Paragraph 1 of this Article.

3	Documents that the Company sends in accordance with each of the items in Paragraph 1 of this Article shall be deemed to have reached the Allottee’s address at the time when such documents should normally have reached the said address.

4	Declarations of intent and notifications by the Allottee shall be sent in writing to the HR Team of LINE Plus Corporation; provided however, with the Company’s permission, such declarations and notifications can be made by emails or other electronic means.

Article 12    (Right to Establish Detailed Regulations)

1	The Company may establish detailed regulations concerning this Agreement (the “Detailed Regulations”) for the purpose of providing details concerning the implementation of this Agreement and may amend or repeal the Detailed Regulations, and the Allottee shall comply with the Detailed Regulations.

2	When the Company establishes, amends or repeals the Detailed Regulations, the Company shall promptly shall notify the Allottee thereof.

3	The Allottee may ask the Company for an inspection of the Detailed Regulations and to copy the Detailed Regulations at the Allottee’s expense during the Company’s business hours.

Article 13    (Modification of This Agreement)

1	If any provisions of this Agreement is inconsistent with the Income Tax Act (shotokzei-hou), the Corporation Tax Act (houjinnzei-hou), or other tax laws, or come to be inconsistent therewith due to an amendment of those laws after the conclusion of this Agreement, the Company may, by notice to the Allottee, amend or remove the relevant provisions. The same shall apply if provisions is inconsistent with or come to be inconsistent with the Companies Act of Japan, the Financial Instruments and Exchange Act, or other relevant laws and ordinances.

2	In addition to the preceding Paragraph, if it becomes necessary for the Company to modify this Agreement, Company may propose to the Allottee the modification of this Agreement.

3	After the sending of the proposal under the preceding Paragraph by the Company, if the Allottee does not object to the proposal in writing with an adequate reason attached within 2 weeks after the date of dispatch of proposal by the Company, this Agreement shall be deemed to be automatically modified according to the proposal made by the Company.

4	If the stock options of the Reorganized Company as stipulated in Clause 12 of the Terms and Conditions of Issuance of Stock Options are granted to the Allottee, the Company shall assign the Company’s status under this Agreement to the Reorganized Company, and as of applying this Agreement after such assignment, the stock options of the Reorganized Company shall be deemed to be the Stock Options.

Article 14    (Jurisdiction)

All disputes with regard to this Agreement and the Detailed Regulations shall be tried before the Tokyo District Court as the court of first instance with exclusive jurisdiction.

Article 15    (Governing Law)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

Article 16    (Language)

This Agreement is executed in Japanese. If this Agreement is translated into other languages, only the Japanese version shall have effect, and in the case of inconsistencies between the Japanese version and a translated version, the Japanese version shall prevail.

Article 17    (Standard Time)

For the avoidance of doubt, all references to year, date, and time in this Agreement and the Detailed Regulations shall be interpreted in accordance with Japan Standard Time (UTC+9).

Article 18    (Transaction of Non-Prescribed Matters)

Any matters not provided for in this Agreement or the Detailed Regulations shall be resolved through mutual negotiation in good faith between the Company and the Allottee, and if the Allottee does not participate in the negotiation or an agreement cannot be reached even with sufficient negotiation, the Company’s decision shall be final.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been prepared, and after affixing their names and seals hereto, each party shall retain one (1) copy.

[date]

(Company)	2-21-1, Shibuya, Shibuya-ku, Tokyo
LINE Corporation
President and Representative Director: [Name]

(The Allottee)	[Address ]
[Name ]

(Exhibit: Terms and Conditions for Issuance of LINE Corporation         th Stock Acquisition Rights)

Exhibit

Terms and Conditions for Issuance of LINE Corporation         th Stock Acquisition Rights

1.	Name of Stock Options:

The LINE Corporation (the “Company”)         th Stock Acquisition Rights (shinkabu yoyakuken; the “Stock Options”).

2.	Total Number of Stock Options:

         units

The above number is the number scheduled to be allotted. If the total number of Stock Options to be allotted is decreased, such as in the case where no Stock Option has been subscribed for, the total number of Stock Options to be allotted shall be the total number of Stock Options to be issued.

3.	Money to be paid in exchange for the Stock Options

No money shall be required to be paid for the Stock Options.

4.	Class and Number of Shares Covered by the Stock Options

The class of shares covered by the Stock Options shall be shares of common stock of the Company, and the number of shares covered by each Stock Option shall be five hundred (500) shares (the “Number of Granted Shares”).

However, the Number of Granted Shares shall be adjusted by the following formula if the Company splits (including allotment of shares of common stock of the Company without contribution; the same shall apply to any reference to a share split hereinafter) or consolidates shares of its common stock after the date for the allotment of the Stock Options set forth in Section 10 below (the “Allotment Date”), and fractions less than one (1) share arising as a result of such adjustment shall be rounded off.

Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment	×	Share split or share consolidation ratio

The Number of Granted Shares after adjustment shall be applied, in the case of a share split, on and after the day immediately following the record date for the share split (if no record date is prescribed, the effective date of such share split) and, in the case of a share consolidation, on and after the effective date thereof; provided that, if a share split is subject to the condition that a proposal to increase the stated capital or reserves by decreasing the amount of surplus is approved at the Company’s shareholders meeting, and the record date for the share split is prescribed to be the date prior to the date of conclusion of such shareholders meeting, the Number of Granted Shares after adjustment shall be applied on and after the date immediately following the date of conclusion of such shareholders meeting.

When adjusting the Number of Granted Shares, the Company shall notify each holder of Stock Options set forth in the Stock Options register (each a “Stock Option Holder”) or give public notice of necessary matters by the date immediately preceding the application date of the Number of Granted Shares after adjustment; provided that, if the Company is unable to notify the Stock Option Holders or give public notice by the date immediately preceding the application date, the Company shall notify the Stock Option Holders or give public notice promptly thereafter.

5.	Value of Property to be Contributed upon Exercise of Stock Options

(i)	The value of property to be contributed upon exercise of each Stock Option shall be the amount obtained by multiplying the amount to be paid-in for one (1) share to be delivered by exercising such Stock Option (the “Exercise Price”) by the Number of Granted Shares.

The Exercise Price shall be              yen; provided that the Exercise Price shall be subject to the adjustment set forth in clause (ii) below.

(ii)	If the Company takes any of the actions listed in items (a) and (b) below with respect to the shares of common stock of the Company after the Allotment Date, the Company shall adjust the Exercise Price by using the corresponding formula (the “Exercise Price Adjustment Formula”) set forth below. Any fraction less than one (1) yen resulting from the adjustment shall be rounded up to the nearest whole number:

(a)	Split or consolidation of shares

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Share split or share consolidation ratio

The Exercise Price after adjustment shall be applied, in the case of a share split, on and after the day immediately following the record date for the share split (if no record date is prescribed, the effective date of such share split) and, in the case of a share consolidation, on and after the effective date thereof; provided that, if a share split is subject to the condition that a proposal to increase the stated capital or reserves by decreasing the amount of surplus is approved at the Company’s shareholders meeting, and the record date for the share split is prescribed to be the date prior to the date of conclusion of such shareholders meeting, the Exercise Price after adjustment shall be applied on and after the date immediately following the date of conclusion of such shareholders meeting.

(b)	Issuance of new shares or disposition of treasury shares at a price lower than the market price for shares of common stock of the Company (excluding issuance or disposal upon exercise of the stock options)

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of issued shares	+	Number of new shares to be issued	×	Amount to be paid-in per share
Market price per share
				Number of issued shares		+	Number of new shares to be issued

i	The “Market price” in the above Exercise Price Adjustment Formula shall be as follows:

a.	On and prior to the date immediately preceding the date of the Listing (in the case set forth in item b. below)

The Exercise Price that is effective on the date immediately preceding the application date of the Exercise Price after adjustment

b.	On or after the date when the shares of common stock of the Company are listed on any financial instruments exchanges in Japan or abroad (the “Listing”)

The average (fractional amounts less than one (1) yen shall be calculated to the hundredth and then rounded to the nearest tenth) of closing price (including indicative prices; hereinafter the same) of ordinary trading of shares of common stock of the Company listed on a financial instruments exchange (if the share of common stock of the Company are listed on two or more financial instruments exchanges, the main financial instruments exchange considered to be the most appropriate by taking into account the trading volume and the ratio of the pricing, etc. of the shares of common stock of the Company for the period specified in this sub-item) for a period of thirty (30) trading days (excluding days with no closing price) commencing on the forty-fifth trading day prior to the application date of the Exercise Price after adjustment.

ii	The “Number of issued shares” in the above Exercise Price Adjustment Formula shall be the total number of issued shares of common stock of the Company as of the date one (1) month prior to the application date if no record date is prescribed, or as of the record date, if any, less the number of treasury shares of common stock of the Company; and in the case of disposition of treasury shares of common stock of the Company, the “Number of new shares to be issued” in the Exercise Price Adjustment Formula shall be replaced with the “Number of treasury shares to be disposed.”

iii	The Exercise Price after adjustment shall be applied on and after the date immediately following the date of payment (if a period for payment is prescribed, the last day thereof) or on and after the date immediately following the record date for offering of shares of common stock of the Company, if any.

(c)	When adjusting the Exercise Price, the Company shall notify the Stock Option Holders or give public notice of necessary matters by the date immediately preceding the application date of the Exercise Price after adjustment; provided that, if the Company is unable to notify the Stock Option Holders or give public notice by the date immediately preceding the application date, the Company shall notify the Stock Option Holders or give public notice promptly thereafter.

6.	Exercise Period for the Stock Options

From: [date]

To:     [date]

If the last day of the Exercise Period falls on a holiday of the Company, the Exercise Period will end on the business day immediately preceding such day.

7.	Matters regarding Increase of Stated Capital and Capital Reserve in Issuance of Shares upon Exercise of Stock Options

(i)	The amount of the increase of stated capital in issuance of shares upon exercise of Stock Options shall be one-half (1/2) of the maximum amount of increase of stated capital, etc. to be calculated pursuant to Article 17, paragraph 1 of the Ordinance on Accounting of Companies. Any fraction less than one (1) yen resulting from the calculation shall be rounded up to the nearest whole number.

(ii)	The amount of the increase of capital reserves in issuance of shares upon exercise of Stock Options shall be the maximum amount of increase of stated capital, etc. set forth in above clause (i) above less the amount of increase of stated capital set forth in clause (i) above.

8.	Restrictions on Acquisition of the Stock Options by Transfer

Any acquisition of the Stock Options by transfer shall be subject to the approval by resolution of the Board of Directors of the Company.

9.	Conditions on Exercise of the Stock Options

(i)	When a Stock Option Holder passes away, his/her heirs may not exercise the Stock Options unless the Board of Directors of the Company determines otherwise.

(ii)	Each Stock Option cannot be partially exercised.

10.	Allotment Date for the Stock Options

[date]

11.	Conditions on Acquisition of the Stock Options

The Company may acquire the Stock Options on a date separately prescribed by the Board of Directors of the Company (or an executive officer who has been delegated in accordance with Article 416, paragraph 4 of the Companies Act) without any consideration if any of the proposals listed in items (i), (ii), (iii), (iv) and (v) below is approved at a shareholders meeting of the Company (if no resolution at a shareholders meeting is required, when a resolution of the Company’s Board of Directors or a decision of the executive officer who has been delegated in accordance with Article 416, paragraph 4 of the Companies Act has been passed or made):

(i)	a proposal for approval of a merger agreement pursuant to which the Company will become an absorbed company;

(ii)	a proposal for approval of a corporate split agreement or a corporate split plan pursuant to which the Company will become a splitting company;

(iii)	a proposal for approval of a share exchange agreement or a share transfer plan pursuant to which the Company will become a wholly-owned subsidiary;

(iv)	a proposal for approval of an amendment to the Articles of Incorporation of the Company to provide that the acquisition by transfer of all classes of shares issued by the Company is subject to the approval of the Company; or

(v)	a proposal for approval of an amendment to the Articles of Incorporation of the Company to provide that the acquisition by transfer of the shares covered by the Stock Options is subject to the approval of the Company, or that all of the shares of such class may be acquired by the Company by a resolution of a shareholders meeting of the Company.

12.	Matters related to Delivery of Stock Options upon Reorganization

In the event of a merger (limited to a merger by which the Company is absorbed), an absorption-type corporate split or incorporation-type corporate split (in either case, limited to a corporate split by which the Company becomes a splitting company), or a share exchange or share transfer (in either case, limited to a transaction by which the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as a “Reorganization”) with regard to the Company, the Stock Option Holders holding the Stock Options (the “Outstanding Stock Options”) outstanding immediately prior to the effective date of such Reorganization (hereinafter meaning, in the case of an absorption-type merger, the date on which such absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of incorporation of the company to be incorporated by such merger; in the case of an absorption-type corporate split, the date on which such absorption-type split becomes effective; in the case of an incorporation-type split, the date of incorporation of the company to be incorporated by such split; in the case of a share exchange, the date on which such share exchange becomes effective; and in the case of a share transfer, the date of incorporation of the wholly-owning parent company to be incorporated by such share transfer) shall be entitled to receive stock options of the company (the “Reorganized Company”) listed in Article 236, paragraph 1, item (8)(a) through (e) of the Companies Act. In such case, the Outstanding Stock Options shall be extinguished and the Reorganized Company shall issue new stock options on the condition that the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type corporate split agreement, incorporation-type corporate split plan, share exchange agreement or share transfer plan provides that stock options of the Reorganized Company will be delivered as follows:

(i)	Number of stock options of the Reorganized Company to be delivered

The number of stock options equal to the number of Outstanding Stock Options held by each Stock Option Holder shall be delivered.

(ii)	Class of shares of the Reorganized Company covered by the stock options

Shares of common stock of the Reorganized Company shall be covered.

(iii)	Number of shares of the Reorganized Company covered by the Stock Options

The number shall be determined in accordance with Section 4 above, taking into consideration of various factors such as the conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of the stock options

The value of property to be contributed upon exercise of each stock option to be delivered shall be the amount obtained by multiplying (a) the exercise price after the Reorganization to be obtained by adjusting the Exercise Price set forth in Section 5 above after taking into consideration of various factors such as the conditions of the Reorganization by (b) the number of shares of the Reorganized Company covered by the stock options, which is determined pursuant to item (iii) above.

(v)	Exercise period for the stock options

The exercise period shall commence on the commencement date of the exercise period of the Stock Options set forth in Section 6 above or the effective date of the Reorganization, whichever is later, and end on the expiration date of the exercise period of the Stock Options set forth in Section 6 above.

(vi)	Matters regarding increase of stated capital and capital reserve in issuance of shares upon exercise of stock options

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of the stock options by transfer

Any acquisition of the stock options by transfer shall be subject to the approval by resolution of the Board of Directors of the Reorganized Company.

(viii)	Other conditions on exercise of the stock options

To be determined in accordance with Section 9 above.

(ix)	Conditions on acquisition of the stock options

To be determined in accordance with Section 11 above.

13.	Treatment of Fractions Less than One (1) Share Arising upon Exercise of the Stock Options

If the number of shares to be delivered to a Stock Option Holder exercising the Stock Options includes any fraction less than one (1) share, such fraction shall be rounded down.

14.	Method of Request for Exercise of Stock Options and Payment

(i)	In order to exercise his/her Stock Options, a Stock Option Holder shall fill in the necessary matters in the “Request Form for Exercise of Stock Options” in the format designated by the Company, and affix his/her name and seal impression or signature thereon, and then submit the form at the location for accepting requests for exercise of the Stock Options set forth in Section 15 below.

(ii)	Concurrently with the submission of the “Request Form for Exercise of Stock Options” set forth in clause (i) above, the exercising Stock Option Holder shall pay by wire transfer in cash the entire amount to be obtained by multiplying (a) the value of the property to be contributed upon exercise of each Stock Option by (b) the number of Stock Options to be exercised, to the account designated by the Company at the place for payment set forth in Section 16 below by the time and date to be designated by the Company in accordance with Article 281, paragraph 1 of the Companies Act.

15.	Location for Accepting Requests for Exercise of Stock Options

The HR Team of LINE Plus Corporation or any other department responsible for such affairs from time to time.

16.	The Place for Payment of Money to Be Contributed upon Exercise of Stock Options

SUMITOMO MITSUI BANKING CORPORATION, Shibuya-ekimae Branch (or the bank succeeding such bank from time to time or the branch succeeding such branch from time to time)

17.	Effective Time for Exercise of Stock Options, Etc.

(i)	The Stock Option Holder who exercises his/her Stock Options shall, pursuant to the provisions of the applicable laws and regulations, become a holder of the shares covered by the Stock Options.

(ii)	When the shares of common stock of the Company, which are covered by the Stock Options, is subject to the Act on Book-Entry of Bonds, etc., the Company shall, immediately after the completion of the procedures for exercising the Stock Options, undertake the procedures necessary for registering or recording the shares acquired by such Stock Option Holder upon exercise of Stock Options in an account of such Stock Option Holder opened with a financial instruments business operator, etc. designated by such Stock Option Holder in advance.

18.	Replacements and Other Measures Taken in relation to These Terms and Conditions

If any replacements or other measures are required in connection with any of these Terms and Conditions, the Company may, with respect to the matters related thereto, amend these Terms and Conditions as it deems appropriate, in accordance with the provisions of the Companies Act and the purposes of the Stock Options. All such amendments shall constitute an integral part of these Terms and Conditions.

19.	Public Notice

The Company shall keep a certified copy of these Terms and Conditions at its head office and make it available for inspection by the Stock Option Holders during the Company’s business hours.

End

(TRANSLATION)

LETTER OF COMMITMENT

In connection with              share options (the “Share Options”) of LINE Corporation (the “Issuer”) to be allotted on [date] and to be allotted to and subscribed for by                      (the “Allottee”) as remuneration subject to Article 259 of the “Enforcement Rules for Securities Listing Regulations” prescribed by the Tokyo Stock Exchange, Inc. (“TSE”), the Allottee and the Issuer hereby agree, pursuant to the “Securities Listing Regulations” and “Enforcement Rules for Securities Listing Regulations”, as follows:

Article 1

1. The Allottee shall not transfer any of the Share Options to any person during the period from the allotment date of the Share Options (i.e., [date]) to, and including, the earlier of (i) the day immediately preceding the listing date of the shares of the Issuer, or (ii) the day on which the Allottee exercises the Share Options.

2. The Allottee shall not transfer any of (i) such shares or share options as are acquired by the exercise of the Share Options and (ii) shares or share options acquired by the share split, the share allotment or the share options allotment without consideration, or the share conversion of the shares or share options mentioned above (collectively, the “Acquired Shares”) to any person during the period from the allotment date of the Acquired Shares to, and including, the day immediately preceding the listing date of the shares of the Issuer; provided, however, that this provision shall not apply in the event (a) any of the following circumstances occurs, and (b) the Allottee submits to the Issuer in advance a written statement of its intent to transfer all or any part of the Acquired Shares because of such circumstances:

(1) in the case where the financial conditions of the Allottee have significantly deteriorated; or

(2) in the case where the transfer of all or any part of the Acquired Shares is considered unavoidable from a commonly accepted idea.

Article 2

1. Whenever the Allottee transfers all or any part of the Acquired Shares to any person, the Allottee shall immediately make a written report to the Issuer with respect to the relevant information including, but not limited to, the name(s) and address(es) of the transferee(s), number of the transferred Acquired Shares, transfer date, transfer price, method(s) of transfer and reason(s) for transfer.

2. When the Issuer makes an inquiry to the Allottee about the conditions of ownership of the Share Options or the Acquired Shares following an inquiry made by TSE to the Issuer about the conditions of ownership of the Share Options or the Acquired Shares, the Allottee shall immediately make a report to the Issuer on the details thereon.

3. In the event that the Allottee transfers all or any part of the Share Options or the Acquired Shares to any person, the Issuer shall make a written report to TSE on the details of the transfer. Such report(s) must be made either (i) at the time of application for listing of the shares of the Issuer, in the case where the Share Options or the Acquired Shares are transferred by the Allottee prior to the application for the listing of the shares of the Issuer, or (ii) immediately after the transfer of the Share Options or the Acquired Shares by the Allottee, in the case where such transfer occurs during the period from the application date for the listing of the shares of the Issuer to the day immediately precedes the listing date of the shares of the Issuer. In these cases, when the Issuer is inquired by TSE about the conditions of ownership of the Share Options or the Acquired Shares, the Issuer shall make a report about such conditions of ownership to TSE without delay.

4. The Allottee agrees that the Issuer shall make a report on the transfer of the Share Options or the Acquired Shares or the conditions of ownership of the Share Options or the Acquired Shares to TSE, and both the Allottee and the Issuer hereby consent to such report being made available by TSE to the public.

Article 3

1. In the event that the Issuer changes its plan for listing its shares on TSE, as a result of which the allotment date of the Share Options falls earlier than one year prior to the last day of the fiscal year of the Issuer that immediately precedes the application date for the listing, the Issuer shall give a written notice to that effect to the Allottee.

2. The provisions of the preceding two Articles shall become null and void when the Allottee receives the notice set forth in Paragraph 1 above.

Article 4

1. When the Issuer makes an application for listing of its shares on TSE, a copy of this Letter of Commitment shall be attached to the documents of the application for listing.

2. Both the Allottee and the Issuer agree that TSE shall make such copy of this Letter of Commitment available to the public.

IN WITNESS WHEREOF, one (1) original of this Letter of Commitment has been prepared and duly executed by both the Allottee and the Issuer with their respective name and seal impressions, and the Issuer shall retain the original while the Allottee shall retain a copy thereof.

[date]
	Allottee:	[Address]	(seal)
[Name]

	Issuer:	2-21-1, Shibuya, Shibuya-ku, Tokyo
LINE Corporation President and Representative Director
		[Name]	(seal)